UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 25, 2013

RECOVERY ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 25, 2013, the board of directors (the “Board”) of Recovery Energy, Inc. (the “Company”, “Recovery”, us, and our) resolved to (i) enter into new employment agreements (the “Employment Agreements”) with its chief executive officer and its president and chief financial officer (the “Executives”), and (ii) temporarily amend its compensation arrangements with the Executives and with its non-employee directors for 2013.

Non-Employee Director Compensation

The non-employee directors of the Board have agreed to the following temporary compensation plan for 2013 in lieu of the compensation payable pursuant to the respective Independent Director Appointment Agreements executed when each such director was appointed to the Board: Rather than annual cash compensation of $40,000, each director will receive compensation for 2013 equal to $12,500 per quarter ($50,000 per year), which will be awarded in the form of 31,250 shares of the Company’s common stock (“Common Stock”) (based upon the closing price of $1.60 on June 24, 2013), which shares shall vest on April 15, 2014. If, in the opinion of the Board (based upon the financial information prepared for and disclosed in the Company's 2013 Annual Report on Form 10-K), certain of the Company’s liquidity conditions are met at December 31, 2013, each independent director may, prior to the vesting of such shares, choose to forfeit all or any part of such shares and instead receive a cash payment of up to $50,000, pro rata in accordance with the number of shares forfeited, on April 15, 2014. The independent members of the board of directors have not received any cash compensation since December 31, 2102. The existing equity component of the independent directors’ compensation will not be changed or otherwise affected. Effective January 1, 2014, the compensation of the non-employee directors will be governed by the terms of the respective Independent Director Appointment Agreements without regard to the temporary compensation plan.

Employment Agreements

As previously disclosed, on November 15, 2012, Recovery Energy, Inc. (the “Company”) appointed W. Phillip Marcum as chief executive officer and chairman of its board of directors, and A. Bradley Gabbard as president and chief financial officer. However, in view of the Company’s liquidity issues, by mutual agreement, Mr. Marcum has not received any compensation since his appointment, and Mr. Gabbard has not received any compensation since January 15, 2013.

Pursuant to the Employment Agreements, each of Mr. Marcum and Mr. Gabbard will receive an annual salary of $220,000, of which $150,000 will be payable in periodic installments in accordance with the Company’s regular payroll practices, and $70,000 will be paid in lump sum at the end of then-current fiscal year, or, in the sole discretion of the Board, prorated over the one year period upon completion of a financing transaction. Each executive will be eligible for a performance bonus in an amount up to 50% of annual base compensation payable on an annual basis and subject to determination by the compensation committee of the Board, based on the achievement by the Company of performance goals established by the compensation committee for the preceding fiscal year, which may include targets related to the Company’s earnings before interest, taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts.  Each executive will receive an incentive grant of 300,000 stock options with a fair market value exercise price (as defined in the Company’s Equity Incentive Plan), with one-third vesting immediately and two-thirds vesting in two annual installments on each of the next two anniversaries of the grant date, in each case subject to approval by the shareholders of the Company.  Such stock options will vest 100% upon a termination of employment by the Company without Cause, by the Executive for Good Reason, upon a change of control of the Company or upon the death or disability of Executive, provided that such vesting shall be subject to approval by the shareholders of the Company. Each executive shall be eligible to participate in all incentive, retirement, profit-sharing, life, medical, dental, disability and other benefit plans and programs as are from time to time generally available to executives of the Company with comparable responsibilities, subject to the provisions of those programs.  Any such benefits will be paid for by the Company. Upon a termination due to death or disability, a termination initiated by the executive for any reason except for good reason, or a termination initiated by the Company with cause, the Company’s obligation to pay any compensation or benefits ceases on the separation date. If the separation is initiated by the executive for good reason or by the Company for any reason other than cause, the Company will continue to pay the executive’s monthly salary as then in effect for a period equal to twelve (12) months commencing on the separation date.

As a result of the Company’s current liquidity position, both Executives have agreed to the following temporary compensation plan: In lieu of each Executive’s base salary of $150,000 for 2013 (including amounts deferred to date), each executive will receive 93,750 shares of Common Stock (based upon the closing price of $1.60 on June 24, 2013), which shares shall vest on April 15, 2014. No change will be made with respect to the $70,000 lump sum payment.  If, in the opinion of the Board (based upon the financial information prepared for and disclosed in the Company's 2013 Annual Report on Form 10-K), certain of the Company’s liquidity conditions are met at December 31, 2013, each Executive may, prior to the vesting of such shares, choose to forfeit such shares and instead receive a cash payment in the amount of $150,000 on April 15, 2014. Effective January 1, 2014, the compensation of the Executives will be governed by the terms of the Employment Agreements without regard to the temporary compensation plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Recovery Energy, Inc. held its annual meeting of stockholders on June 27, 2013.  The final results of the voting on the matters submitted to our stockholders at the meeting are as follows:

1.  Election of Directors

W. Phillip Marcum, A. Bradley Gabbard, Timothy N. Poster, Bruce B. White, and D. Kirk Edwards were nominated for re-election and were included in our proxy statement.

	For	Against	Withheld
W. Phillip Marcum	4,099,403	-	1,479,950
A. Bradley Gabbard	5,478,111	-	101,242
Timothy N. Poster	4,003,752	-	1,575,601
Bruce B. White	5,556,703	-	22,650
D. Kirk Edwards	5,556,703	-	22,650

2.  To approve, on an advisory basis, the compensation of Recovery’s named executives executive officers:

For	Against	Abstain
3,968,842	221,668	1,388,843

3.  To approve an amendment to the 2012 Equity Incentive Plan to increase the number of shares available for grant under the plan from 900,000 shares to 1,800,000 shares:

For	Against	Abstain
3,939,606	246,479	1,393,268

4.  To approve Hein & Associates, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2013:

For	Against	Abstain
13,440,971	-	12,961

There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2013	RECOVERY ENERGY, INC.

	By:	/s/ A. Bradley Gabbard
President and Chief Financial Officer